Exhibit 1.01

Fiserv, Inc.

Conflict Minerals Report

2019

This Conflict Minerals Report of Fiserv, Inc. (“Fiserv”) has been prepared in accordance with Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934 for the reporting period January 1, 2019 through December 31, 2019.

Background

In 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) was enacted, predominately focused on financial regulatory reform. Section 1502 of the Act specifically relates to Conflict Minerals (as defined below), as implemented in accordance with the Rule as promulgated by the Securities and Exchange Commission (“SEC”). The Rule requires SEC registrants to make annual disclosures each calendar year where Conflict Minerals are necessary to the functionality or production of a product manufactured by the SEC registrant, including if the products are contracted by the registrant to be manufactured on their behalf by suppliers or other third-parties. Conflict Minerals covered by the Rule consist of gold, columbite-tantalite (coltan), cassiterite, and wolframite, including their derivatives consisting of tin, tungsten, and tantalum (collectively, “Conflict Minerals”).

Where the registrant determines that Conflict Minerals are necessary to the functionality or production of the product, the registrant is required to file Form SD with the SEC for the reporting calendar year, after conducting a good faith review, which includes a reasonable country of origin inquiry (“RCOI”). The RCOI is reasonably designed to determine whether any Conflict Minerals originated in the Democratic Republic of the Congo (“DRC”) or other adjoining countries as described within the Rule (i.e. the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola) (collectively, including the DRC, the “Covered Countries”) and not from recycled or scrap sources. Industry associations including, the Organization for Economic Co-operation and Development (“OECD”), the Responsible Business Alliance (formerly known as the Electronic Industry Citizenship Coalition) and the Global e-Sustainability Initiative promote programs and global awareness to address Conflict Minerals risks.

Based on its RCOI, if the registrant knows, or has reason to believe, that its Conflict Minerals may have originated in a Covered Country and may not be from recycled or scrap sources, the registrant must exercise due diligence on the source and chain of custody of its Conflict Minerals and file a conflict minerals report as an exhibit to Form SD summarizing its due diligence, all in accordance with the Rule.

Fiserv has performed a good faith country of origin inquiry and continues to work closely with our suppliers to meet industry standards on responsible mineral sourcing. Based upon this review, certain surveyed suppliers have reported limitations in their ability to map the entirety of their supply-chains with regard to the origin and chain of custody of Conflict Minerals necessary for the functionality or production of our products in all circumstances. The following is a summary of the RCOI.

Consistent with the provisions of the Rule, the SEC’s Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, dated April 29, 2014, the SEC’s Order Issuing Stay, dated May 2, 2014, and the SEC’s Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule, dated April 7, 2017, this Conflict Minerals Report has not been audited by a third party.

Company Overview

Fiserv is a global provider of financial services technology, serving banks, credit unions, other financial institutions and merchants. Fiserv operates through three primary business segments: Merchant Acceptance (“Acceptance”), Financial Technology (“Fintech”) and Payments and Network (“Payments”).

•

The businesses in our Acceptance segment provide a wide range of products and services to merchants around the world, including point-of-sale (“POS”) merchant acquiring and e-commerce services, mobile payment services, security and fraud protection products, and our cloud-based Clover® POS platform, which includes a marketplace for proprietary and third-party business applications. The products and services in the global Acceptance businesses are distributed through a variety of channels, including through direct sales teams, strategic partnerships with indirect non-bank sales forces, independent software vendors, and bank and non-bank partners in the form of joint venture alliances, revenue sharing alliances and referral agreements. Many merchants, financial institutions and distribution partners within the Acceptance segment are also customers of our other segments.

•

The businesses in our Fintech segment provide financial institutions around the world with the technology solutions they need to run their operations, including an institution’s general ledger and central information files and products and services that enable financial institutions to process customer deposit and loan accounts. As a complement to the core account processing functionality, the businesses in the global Fintech segment also provide digital banking, financial and risk management, cash management, professional services and consulting, item processing and source capture, and other products and services that support numerous types of financial transactions. In addition, some of the businesses in the Fintech segment provide products or services to corporate clients to facilitate the management of financial processes and transactions. Many of the products and services offered in the Fintech segment are integrated with solutions from our other segments.

•

The businesses in our Payments segment provide financial institutions and corporate clients around the world with the products and services required to process digital payment transactions. This includes card transactions such as debit, credit and prepaid card processing and services, a range of network services, security and fraud protection products, card production and print services. In addition, the Payments segment businesses offer non-card digital payment software and services, including bill payment, account-to-account transfers, person-to-person payments, electronic billing, and security and fraud protection products. Clients of the global Payments segment businesses reflect a wide range of industries, including merchants, distribution partners and financial institution customers in our other segments.

With respect to Fiserv’s products that contain Conflict Minerals, we are multiple sub-suppliers removed from the originating source of the Conflict Minerals, which are obtained by our direct suppliers’ through their downstream supply-chains. These supply-chains may include additional intermediary suppliers and/or distributors, smelters, refiners or mines. Fiserv does not directly purchase Conflict Minerals from these underlying sources. However, based upon an RCOI review, we have determined that we contract to manufacture POS devices, payment cards, including EMV chip enabled payment cards, and hardware onto which we load memory and software (collectively, “Covered Products”) that could contain Conflict Minerals, and that such Conflict Minerals contained within those products are necessary for the functionality or production of the Covered Products.

Conflict Minerals Disclosure

In accordance with the Rule, we conducted a good faith RCOI regarding the use of Conflict Minerals that was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries, and whether any of the Conflict Minerals may be from recycled or scrap sources. To conduct the RCOI, we: (1) identified product categories and parts in those categories that may contain Conflict Minerals; (2) identified our direct suppliers who manufactured or supplied those products or parts; (3) reviewed supplier information with our internal sourcing team; and (4) contacted each supplier and requested information on: (a) the Conflict Minerals that may be contained within the products and (b) the source of the Conflict Minerals, including smelter/refinery information.

Fiserv does not have a direct relationship with downstream smelters and/or refiners within our direct suppliers’ supply-chain. Accordingly, we rely on our direct suppliers to complete the Conflict Minerals Reporting Template (“CMRT”), a widely used reporting tool for conflict minerals due diligence that was originally developed by the Responsible Business Alliance (then known as the Electronic Industry Citizenship Coalition) and the Global e-Sustainability Initiative and now maintained by the Responsible Minerals Initiative. Based upon the structure of our supply-chain and the lack of direct access to sub-tier suppliers, we rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in products or parts purchased from them by conducting a supply-chain survey using the CMRT.

We received responses all suppliers, however some supplier responses were incomplete, or the supplier was unable to obtain all necessary information from their downstream suppliers in order to verify the origin of Conflict Minerals. We continue to work with our suppliers to improve the quality and thoroughness of information received from survey responses. In cases where our suppliers have not adequately confirmed or identified the source or origin of Conflict Minerals in our Covered Products, it is possible that such Conflict Minerals may have originated in Covered Countries and are not from scrap or recycled sources.

The statements above are based on Fiserv’s RCOI performed in good faith. These statements are based on information collected by suppliers and other related third parties that may have been collected by the supplier(s) as part of the RCOI review. As a result, a number of factors may impact or otherwise affect Fiserv’s Conflict Minerals reporting. These factors include, but are not limited to, incomplete supplier data, incomplete smelter data, errors or omissions by suppliers in responding to Conflict Minerals informational survey requests, suppliers or smelters within a direct supplier’s supply-chain that have failed to provide information or have provided incomplete information, errors or omissions by smelters, errors in publicly available data, oversights or errors in conflict free smelter audits, materials sourced from the Covered Countries being declared secondary materials, illegally tagged Conflict Minerals from the Covered Countries being introduced into the supply-chain, companies no longer in a business relationship with Fiserv who have not provided Conflict Minerals information, certification programs not being equally advanced for all industry segments and metals, and smuggling of Conflict Minerals to countries beyond the scope of the Covered Countries.